UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2020
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01.	Regulation FD Disclosure.
On June 4, 2020, Valvoline Inc. (“Valvoline” or the “Company”) issued a press release providing a mid-quarter business update to provide continued visibility into the Company’s performance during the COVID-19 crisis. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On June 4, 2020, Valvoline made available on its website located at http://investors.valvoline.com supplemental materials in connection with its mid-quarter business update. The full text of the supplemental materials is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01.	Other Events.
On June 4, 2020, Valvoline provided a business update to give continued visibility into its performance during the COVID-19 crisis, including topline financial results through May 2020.

Preliminary May 2020 results are expected to include the following:

•Significant sequential improvement in May versus April
◦Sales increases of 38%
◦Lubricant volume increases of 33%
◦Sequential sales and volume improvements across all segments

•Quick Lubes system-wide same-store sales (SSS) improved each week in May
◦System-wide SSS declines of 5.6% for May compared to the prior-year period
◦System-wide SSS for last week of May were flat
◦SSS for company-owned stores for last week of May were positive 2.4%

•Total liquidity of nearly $1.3 billion as of May 31, 2020
◦Reflects an increase of approximately $400 million since April 30
◦Reflects repayment of revolving credit facility borrowings using net proceeds of $400 million bond offering in May 2020 and cash and cash equivalents on-hand

Quick Lubes’ weekly system-wide SSS improved each week for the past nine straight weeks, ending the last week of May flat to the prior year period. May weekly shipments in Core North America progressed to pre-COVID-19 levels. In the International segment, volume in China is beginning to stabilize at pre-COVID-19 trends while other regions are beginning to recover.

Preliminary Results
The estimates above represent the most current information available and do not present all information necessary for an understanding of the Company’s financial condition as of and the results of operations for the month ended May 31, 2020. Valvoline has provided an estimate for the preliminary and unaudited results described above primarily because the Company’s financial closing procedures for the month ended May 31, 2020 are not yet complete. As a result, there is a possibility that the Company’s final results will vary materially from these preliminary estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the three months ended June 30, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the Company’s financial results for the three months ended June 30, 2020. Valvoline undertakes no obligation to update or supplement the information provided above until the Company releases its results of operations for the three months ended June 30, 2020.

Key Business Measures
Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-owned and franchised store counts and same-store sales; Express Care store counts; lubricant volumes sold by unconsolidated joint ventures; and total lubricant volumes sold and percentage of premium lubricants sold. Management believes these measures are useful to evaluating and understanding Valvoline’s operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.

Sales in the Quick Lubes reportable segment are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the end of period store counts and activity. SSS is defined as sales by U.S. Quick Lubes service center stores (company-owned, franchised and the combination of these for system-wide SSS), with new stores excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize. Differences in SSS are calculated to determine the percentage change between comparative periods. Quick Lubes revenue is limited to sales at company-owned stores, sales of lubricants and other products to independent franchisees and Express Care operators and royalties and other fees from franchised stores. Although Valvoline does not recognize store-level sales from franchised or Express Care stores as revenue in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons and store counts, in addition to Express Care store counts, are useful to assess the operating performance of the Quick Lubes reportable segment and the operating performance of an average Quick Lubes store.

Lubricant volumes sold by unconsolidated joint ventures are used to measure the operating performance of the International operating segment. Valvoline does not record lubricant sales from unconsolidated joint venture as International reportable segment revenue. International revenue is limited to sales by Valvoline's consolidated affiliates. Although Valvoline does not record sales by unconsolidated joint ventures as revenue in its Condensed Consolidated Statements of Comprehensive Income, management believes lubricant volumes including and sold by unconsolidated joint ventures is useful to assess the operating performance of its investments in joint ventures.

Management also evaluates lubricant volumes sold in gallons by each of its reportable segments and premium lubricant percentage, defined as premium lubricant gallons sold as a percentage of U.S. branded lubricant volumes for the Quick Lubes and Core North America segments and as a percentage of total segment lubricant volume for the International segment. Premium lubricant products generally provide a higher contribution to segment profitability and the percentage of premium volumes is useful to evaluating and understanding Valvoline’s operating performance.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release providing a Mid-Quarter Business Update, dated June 4, 2020.
99.2	May Business Update - Supplemental Materials, dated June 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

In connection with the disclosures set forth in Item 7.01, the information in this Form 8-K under Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 in this Form 8-K, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: June 4, 2020	By:	/s/ Mary E. Meixelsperger
Mary E. Meixelsperger
Chief Financial Officer

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